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As filed with the Securities and Exchange Commission on June 15, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CERUS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	68-0262011 (I.R.S. Employer Identification No.)

2411 STANWELL DRIVE
CONCORD, CALIFORNIA 94520
(Address of principal executive offices)

1999 EQUITY INCENTIVE PLAN
(Full title of the plans)

STEPHEN T. ISAACS
PRESIDENT AND CHIEF EXECUTIVE OFFICER
CERUS CORPORATION
2411 STANWELL DRIVE
CONCORD, CALIFORNIA 94520
(925) 288-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

ROBERT L. JONES, ESQ.
ANDREA VACHSS, ESQ.
COOLEY GODWARD LLP
3175 HANOVER STREET
PALO ALTO, CALIFORNIA 94304
(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Shares of Common Stock, par value $.001 per share, reserved for future issuance under the 1999 Equity Incentive Plan	1,000,000	$71.66	$71,660,000.00	$17,915.00

(1)
This Registration Statement shall cover any additional shares of Common Stock which become issuable under the 1999 Equity Incentive Plan (the "Plan") set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the outstanding Common Stock of Cerus Corporation (the "Company" or "Registrant").

(2)
Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on June 12, 2001 for shares available for future grant pursuant to the Plan (pursuant to Rule 457(c) under the Act).

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8
NOS. 333-74991, 333-84497 and 333-42588

    The contents of Registration Statements on Form S-8 Nos. 333-74991, 333-84497 and 333-42588 filed with the Securities and Exchange Commission on March 24, 1999, August 4, 1999 and July 28, 2000, respectively, are incorporated by reference herein.

EXHIBITS

Exhibit Number
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, State of California, on June 15, 2001.

CERUS CORPORATION
By:	/s/ Gregory W. Schafer Gregory W. Schafer Title: Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen T. Isaacs and Gregory W. Schafer, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Stephen T. Isaacs (Stephen T. Isaacs)	President, Chief Executive Officer and Director (Principal Executive Officer)	June 15, 2001
/s/ Gregory W. Schafer (Gregory W. Schafer)	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	June 15, 2001
/s/ B.J. Cassin (B.J. Cassin)	Director	June 15, 2001
/s/ John E. Hearst (John E. Hearst)	Director	June 15, 2001
(C. Raymond Larkin, Jr.)	Director
/s/ Peter H. McNerney (Peter H. McNerney)	Director	June 15, 2001
/s/ Dale A. Smith (Dale A. Smith)	Director	June 15, 2001

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages.

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INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8 NOS. 333-74991, 333-84497 and 333-42588
EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX